                                                                   EXHIBIT 10.13


THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                            WARRANT TO PURCHASE STOCK

Corporation:               POET HOLDINGS, INC., a Delaware corporation

Number of Shares:          5,882

Class of Stock:            Series B Preferred (subject to SECTION 1.7)

Initial Base Price:        $4.25 per Share

Issue Date:                September 13, 1996

Expiration Date:           September 13, 2003 (subject to SECTION 4.1)

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $100.00 and for other good and valuable consideration, VENTURE LENDING, a Division of Cupertino National Bank & Trust ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to ARTICLES 1 and 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1. EXERCISE.

     1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2  CONVERSION RIGHT. In lieu of exercising this Warrant as specified in
SECTION 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant SECTION 1.3.

     1.3 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are

                                       1.

not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is more than five percent (5%) greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.6  REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

          1.6.1 "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.6.2 ASSUMPTION OF WARRANT. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

          1.6.3 NONASSUMPTION. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

     1.7 ADJUSTMENT TO SERIES C PREFERRED STOCK AND EXERCISE PRICE. If on or before November 25, 1996, the Company sells and issues to any investors, Series C Preferred Stock with aggregate gross proceeds to the Company of at least $1,500,000, this Warrant shall

                                       2.

concurrent with the issuance of such shares of preferred stock automatically be adjusted to instead be exercisable for shares of the same series and class and bearing the same rights, preferences, and privileges, of such shares of preferred stock (including the rights described on Exhibit B hereto), with the Warrant Price hereunder adjusted to equal the per share purchase price of such preferred stock, and the number of such shares subject to this Warrant adjusted to equal (i) Twenty-five Thousand Dollars ($25,000), divided by (ii) such modified per share Warrant Price.


ARTICLE 2. ADJUSTMENTS TO THE SHARES.

     2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this ARTICLE 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this SECTION 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

     2.4 ADJUSTMENTS FOR DILUTING ISSUANCES. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on EXHIBIT A hereto.

                                       3.

     2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Section against impairment.

     2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the factional interest by the fair market value of a full Share.

     2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.


ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

          (a)  [intentionally deleted]

          (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     3.2 RESERVATION OF SHARES. The Company covenants and agrees that at all times it will have authorized and reserved a sufficient number of the Shares (and the securities, including Common Stock, issuable, directly or indirectly, upon conversion of the Shares) to provide for the exercise of the rights represented by this Warrant.

     3.3 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or

                                       4.

substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     3.4 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within one hundred twenty (120) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

     3.5 INVESTOR RIGHTS. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights and such other rights as are set forth on EXHIBIT B hereto.

     3.6 CONVERSION RATIO. The Company covenants and agrees that the conversion ratio of the Series B Preferred Stock as converted to Common Stock of the Company is currently no less than one common share for each share of Series B Preferred Stock and the Series C Preferred Stock upon its authorization and initial issuance will be no less than one common share for each share of Series C Preferred Stock.


ARTICLE 4. MISCELLANEOUS.

     4.1 TERM; NOTICE OF EXPIRATION. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as APPENDIX 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

     4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

                                       5.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(e), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     4.4 TRANSFER PROCEDURE. Subject to the provisions of SECTION 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

     4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

                                       6.

     4.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                       POET HOLDINGS, INC.

                                       By: /s/ DIRK BARTELS

                                       Name: DIRK BARTELS
                                             -----------------------------------
                                             (Print)

                                       Title: Chairman of the Board,
                                       President, or Vice President

                                       By: /s/ Judith M. O'Brien
                                           -------------------------------------

                                       Name: Judith M. O'Brien
                                             -----------------------------------
                                             (Print)

                                       Title: Chief Financial Officer,
                                              Secretary, Assistant Treasurer,
                                              or Assistant Secretary


                                       7.

                                   APPENDIX 1

                               NOTICE OF EXERCISE


     1. The undersigned hereby elects to purchase ______________ shares of the Series ___ Preferred Stock of POET HOLDINGS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to ______________________ of the Shares covered by the Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

          ----------------------------
                   (Name)

          ---------------------------

          ---------------------------
                   (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                       -----------------------------------------
                                       (Signature)

- --------------------
      (Date)

                                       8.

                                   APPENDIX 2

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE

                          -------------------, -------


(Name of Holder)

(Address of Holder)

Attn: Chief Financial Officer

Dear ____________:

     This is to advise you that the Warrant issued to you described below will expire on _________________, 19__.

         Issuer:                                     POET HOLDINGS, INC.

         Issue Date:                                 September 13, 1996

         Class of Security Issuable:                 Series ___ Preferred Stock

         Exercise Price per Share:

         Number of Shares Issuable:

         Procedure for Exercise:


     Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

                                        POET HOLDINGS, INC.


                                        By: ___________________________________

                                        Its: __________________________________

                                       9.

                                    EXHIBIT A

                            ANTI-DILUTION PROVISIONS


     In the event of the issuance by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the then current Warrant Price (a "Diluting Issuance"), then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with the terms and conditions of the Bank's standard form of Anti-Dilution Agreement.

     Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

                                       10.

                                    EXHIBIT B

                               REGISTRATION RIGHTS


     The Shares (if common stock), or the common stock issuable upon conversion of the Shares, shall be deemed "Registrable Securities" for purposes of Section
C.2 of the following agreement (the "Agreement") between the Company and its investor(s):

                               POET HOLDINGS, INC.
               STOCKHOLDERS RIGHTS AGREEMENT, DATED APRIL 7, 1995;

provided, however, Holder shall be considered an "Other Shareholder" for purposes of the allocation provisions described in C.2(b) therein.

     Upon the earlier of (i) November __, 1996 or (ii) automatic conversion or adjustment of the shares pursuant to SECTION 1.7 of the Warrant, the Shares shall become "Registrable Securities" under the Agreement or any such substitute Agreement entered into by the Company, its investors and the purchasers of its Series C Preferred Stock substantially concurrently with such automatic conversion, and Holder shall become a party to such Agreement or substitute Agreement at that time.

     The Company agrees that no amendments will be made to the Agreement or any substitute Agreement which would have a material adverse impact on Holder's registration rights thereunder without the consent of Holder.

                                       11.